SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GRAY COMM SYS CLA B

          GABELLI INTERNATIONAL LTD
                                 9/27/96            7,300            18.7306
                                 9/24/96           82,700            20.5000
          GABELLI FUNDS, INC.
               GABELLI VALUE FUND
                                 9/30/96            5,000            18.1750
                                 9/30/96           20,000            18.3713
                                 9/27/96           10,000            18.6568
                                 9/24/96           40,000            20.5000
               THE GABELLI GLOBAL MULTIMEDIA TRUST
                                 9/30/96            5,000            18.5125
                                 9/24/96           35,000            20.5000
               THE GABELLI ASSET FUND
                                 9/27/96           45,000            18.6568
                                 9/26/96           15,000            18.6750
                                 9/24/96           40,000            20.5000
               THE GABELLI CAPITAL ASSET FUND
                                 9/24/96           25,000            20.5000
          GAMCO INVESTORS, INC.
                                 9/26/96            2,000            18.6950
                                 9/25/96            5,000            19.1950
                                 9/24/96           30,000            20.5000
















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
     ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.

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